EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Acusphere, Inc. (the “Company”) on Form 10-Q for the period ending Sept 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Sherri C. Oberg, Chief Executive Officer of the Company, and John F. Thero, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sherri C. Oberg
Sherri C. Oberg
Chief Executive Officer

/s/ John F. Thero
John F. Thero
Chief Financial Officer

November 10th, 2005

This certification is being submitted solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor will the certification be deemed incorporated by reference in to any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the registrant specifically incorporates it by reference.